UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2016

Eastside Distilling, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-54959	20-3937596
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1805 SE Martin Luther King Jr Blvd.

Portland, Oregon, 97214

(971) 888-4264

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 15, 2016, at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Eastside Distilling, Inc. (the “Company”), the Company’s stockholders approved the three proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting (the “Proxy”), filed with the Securities and Exchange Commission on November 22, 2016.

1.	To elect Trent Davis, Steven Earles, Michael Fleming and Grover Wickersham to the Board of Directors, each to serve until the later of the next annual meeting of stockholders, or until his successor is duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Trent Davis	3,169,171	100	0
Steven Earles	3,169,171	100	0
Michael Fleming	3,169,171	100	0
Grover Wickersham	3,169,171	100	0
2.	To approve the adoption of the Company’s 2016 Equity Incentive Plan, the reservation of 500,000 shares of common stock for issuance thereunder, and the “evergreen” provisions described in the Proxy:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,160,030	7,781	1,460	0
3.	To ratify the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,167,349	100	1,822	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTSIDE DISTILLING, INC.

Date: December 21, 2016	By:	/s/ Steve Shum
Steve Shum
Chief Financial Officer